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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated December 5, 1997 included in this Annual Report on Form 10-K, into the Company's previously filed Registration Statements on Form S-8, File Nos. 333-29113 and 333-18157.


/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP


Salt Lake City, Utah
January 13, 1998